As Filed With the Securities and Exchange Commission
on June 6, 2006
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BRIGHT HORIZONS FAMILY SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	62-1742957
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

200 Talcott Avenue South
Watertown, Massachusetts	02472
(Address of Principal Executive Offices)	(Zip Code)
Bright Horizons Family Solutions, Inc. 2006 Equity and Incentive Plan
(Full Title of the Plan)
Elizabeth J. Boland
Chief Financial Officer
Bright Horizons Family Solutions, Inc.
200 Talcott Avenue South
Watertown, Massachusetts 02472
(Name and Address of Agent for Service)
(617) 673-8000
(Telephone Number, Including Area Code, of Agent for Service)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount Of
Title of Securities	Amount To Be	Offering Price Per	Aggregate Offering	Registration
To Be Registered	Registered (1)	Share (2)	Price	Fee (3)
Common Stock	1,750,000 shares	$36.025	$63,043,750	$6,745.68

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Pursuant to Rule 457(h)(1) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Common Stock on the Nasdaq National Market on June 1, 2006.
(3)	Pursuant to Rule 457(p) under the Securities Act, the registration fee of $6,745.68 is offset by registration fees of $301.00 previously paid by the Registrant with respect to 218,955 (as adjusted for a 2-for-1 stock split on March 18, 2005) unissued shares of common stock registered for issuance under the Registrant’s Amended and Restated 1998 Stock Incentive Plan (the “1998 Plan”) under Registration Statement on Form S-8 (Registration No. 333-86170) filed with the Securities and Exchange Commission on April 12, 2002, but which have not been issued and are not subject to outstanding awards under the 1998 Plan. Contemporaneously with the filing of this registration statement, a post-effective amendment to such Registration Statement is being filed to deregister such shares of common stock.

PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
EXHIBIT INDEX
EX-5.1 OPINION OF BASS, BERRY & SIMS PLC
EX-23.2 CONSENT OF DELOITTE & TOUCHE LLP
EX-23.3 CONSENT OF PRICEWATERHOUSECOOPERS LLP

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     Bright Horizons Family Solutions, Inc. (the “Registrant”) has sent or given or will send or give documents containing the information specified by Part I of this Form S-8 Registration Statement (the “Registration Statement”) to participants in the Plan to which this Registration Statement relates, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant is not filing such documents with the Commission, but these documents constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents filed by the Registrant with the Commission are incorporated by reference in this Registration Statement:
(1)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2005;

(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006;

(3)	The Registrant’s Current Report on Form 8-K dated February 8, 2006;

(4)	The Registrant’s Current Report on Form 8-K dated February 13, 2006;

(5)	The Registrant’s Current Report on Form 8-K dated April 26, 2006;

(6)	The Registrant’s Current Report on Form 8-K dated June 6, 2006; and

(7)	The description of the Registrant’s Common Stock, par value $.01 per share, incorporated by reference in the Registrant’s Current Report on Form 8-K filed July 28, 1998 from the Registrant’s Registration Statement on Form S-4 (Registration No. 333-57035).
     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.
     Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement or the related prospectus.
Item 4. Description of Securities.
     Inapplicable.
Item 5. Interests of Named Experts and Counsel.
     Inapplicable.
Item 6. Indemnification of Directors and Officers.
     Section 145 of the General Corporation Law of the State of Delaware (“DGCL”) provides that a corporation may indemnify any of its directors or officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending, or completed action, suit or proceeding (civil, criminal, administrative or investigative) if such person acted in good faith, and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation. In actions brought by or in the right of the corporation, the DGCL provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper.
     In cases where the director or officer is successful on the merits or otherwise in the defense of any action, suit, or proceeding (or claims or issues therein), the DGCL mandates that the corporation indemnify the director or officer against expenses (including attorneys’ fees) actually and reasonably incurred in the proceeding. In other cases, the DGCL provides that indemnification shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper as such person has met the applicable standard of conduct as described above. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders of the corporation. Expenses incurred by an officer or director may be paid by the corporation in advance of the final disposition of the relevant action, suit or proceeding, if and to the extent such advance upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification by the corporation.
     Article IX of the Registrant’s Certificate of Incorporation (the “Certificate of Incorporation”) provides that the directors of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent otherwise required by the DGCL. Additionally, Article X of the Certificate of Incorporation also provides that the Registrant shall indemnify any of its directors or officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending, or completed action, suit or proceeding (civil, criminal, administrative or investigative) if such person acted in good faith, and in a manner that person reasonably believed to be in or not opposed to the best interests of the Registrant. The Certificate of Incorporation also provides that the Registrant shall not indemnify an officer or director seeking indemnification in connection with any action, suit, proceeding, claim or counterclaim (or part thereof) initiated by the officer or director unless the initiation thereof was approved by the Board of Directors of the Registrant. In actions brought by or in the right of the corporation the Certificate of Incorporation provides that no indemnification may be made if the director or officer was adjudged to be liable to the Registrant, unless and only to the extent that the court in which such action or suit was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper. In cases where the director or officer is successful, on the merits or otherwise, in the defense of any action, suit, or proceeding (or claims or issues therein), the Certificate of Incorporation mandates that the Registrant indemnify the director or officer against expenses actually and reasonably incurred in the proceeding.
     The Registrant’s Amended and Restated Bylaws (the “Bylaws”) provide that the Registrant shall indemnify and hold harmless its officers and directors to the fullest extent permitted by the DGCL. Notwithstanding the preceding sentence, the Bylaws provide that the Registrant shall only indemnify an officer or director in connection with a suit or proceeding initiated by such officer or director if the proceeding was authorized by the Board of Directors of the Registrant. The Bylaws also provide that the Registrant shall pay all expenses (including attorneys’ fees) incurred by any of its officer or directors; provided, however, that, to the extent required by the DGCL, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such officer or director to repay all amounts advanced if it should be ultimately determined that the officer or director is not entitled to indemnification.
     The Registrant has in effect a directors’ and officers’ liability insurance policy providing coverage for certain liabilities of the Registrant’s officers and directors.
Item 7. Exemption from Registration Claimed.
     None.
Item 8. Exhibits
     See Exhibit Index.
Item 9. Undertakings
     (a) The Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Item 9 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Watertown, Commonwealth of Massachusetts, on this 6th day of June, 2006.

BRIGHT HORIZONS FAMILY SOLUTIONS, INC.
By:	/s/ Elizabeth J. Boland
Elizabeth J. Boland
Chief Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Elizabeth J. Boland and Stephen I. Dreier, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Linda A. Mason Linda A. Mason	Chairman of the Board	June 6, 2006
/s/ Roger H. Brown Roger H. Brown	Vice Chairman of the Board	June 6, 2006
/s/ David H. Lissy David H. Lissy	Director, Chief Executive Officer (Principal Executive Officer)	June 6, 2006
/s/ Mary Ann Tocio Mary Ann Tocio	Director, President and Chief Operating Officer	June 6, 2006
/s/ Elizabeth J. Boland Elizabeth J. Boland	Chief Financial Officer (Principal Financial Officer)	June 6, 2006
/s/ Robert J. Meyer Robert J. Meyer	Chief Accounting Officer (Principal Accounting Officer)	June 6, 2006
/s/ Joshua Bekenstein Joshua Bekenstein	Director	June 6, 2006
/s/ JoAnne Brandes JoAnne Brandes	Director	June 6, 2006

Signature	Title	Date
/s/ E. Townes Duncan E. Townes Duncan	Director	June 6, 2006
/s/ Fred K. Foulkes Fred K. Foulkes	Director	June 6, 2006
/s/ David Gergen David Gergen	Director	June 6, 2006
/s/ Sara Lawrence-Lightfoot Sara Lawrence-Lightfoot	Director	June 6, 2006
/s/ Ian M. Rolland Ian M. Rolland	Director	June 6, 2006
/s/ Marguerite W. Sallee Marguerite W. Sallee	Director	June 6, 2006

EXHIBIT INDEX

Exhibit Number	Description
4.1	Certificate of Incorporation, as amended (Restated for purposes of EDGAR) (Incorporated by reference to Exhibit 3 of the Quarterly Report on Form 10-Q filed on August 9, 2004).

4.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3 of the Quarterly Report on Form 10-Q filed on November 12, 1999).

4.3	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.3 of the Form 8-K filed on July 28, 1998).

5.1	Opinion of Bass, Berry & Sims PLC.

10.1
Bright Horizons Family Solutions, Inc. 2006 Equity and Incentive Plan (incorporated by reference to Exhibit A to the Registrant’s proxy statement for its June 6, 2006 annual meeting of stockholders, filed with the Securities and Exchange Commission on April 28, 2006).

23.1	Consent of Bass, Berry & Sims PLC (included in Exhibit 5).

23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of PricewaterhouseCoopers LLP.

24	Power of Attorney (included on signature page of this Registration Statement).